Exhibit 99

PPG Industries
PPG Industries, Inc. One PPG Place Pittsburgh, Pennsylvania 15272 USA www.ppg.com

News	Contact: Jeremy Neuhart 412-434-3046 neuhart@ppg.com

Investors: Vince Morales 412-434-3740 vmorales@ppg.com
PPG announces restructuring plan to save additional $140 million annually
Company expects first quarter adjusted earnings per share between 10 cents, 15 cents
PITTSBURGH, March 12, 2009 — PPG Industries (NYSE:PPG) today announced that it would implement another business restructuring plan focused on further reducing its global cost structure. The company cited global economic conditions, low end-market demand, and acceleration of cost-savings from the integration of the SigmaKalon businesses acquired in 2008 as reasons for the program. The planned actions are expected to deliver pretax cost savings of approximately $60 million in 2009, growing to an annual run rate of about $140 million thereafter.
Implementation of the plan is expected to cost the company approximately $160 million in cash. A pretax charge of approximately $190 million, or 88 cents per share, will be recorded in the company’s first quarter 2009 financial results. A further charge of up to $50 million is possible later this year as the evaluation and approval of other elements of this restructuring plan, including additional plant closures, are finalized. The company previously indicated that it was considering the restructuring plan announced today during the company’s fourth quarter earnings conference call in January and in the company’s annual report recently filed with the U.S. Securities and Exchange Commission.
The first quarter charge includes the cost of closure of a paint manufacturing operation at the company’s Saultain, France, plant; several smaller production, laboratory, warehouse and distribution facilities across PPG’s businesses and regions; and a broad reduction in employment across the company globally. In total, approximately 2,500 jobs will be eliminated.
“These are sweeping steps that will impact all of PPG’s business segments and regions,” said Charles E. Bunch, PPG chairman and chief executive officer. “We are making significant structural changes to the way we operate our businesses. By implementing this program, not only will we be better able to weather today’s difficult conditions, we will also be a more efficient company coming out of the current economic downturn.” Bunch said that the largest portion of the cost-reduction activity will take place in the company’s automotive OEM coatings and industrial coatings business units, which have been particularly hard hit by severe declines in global end-use market demand.
Last September, PPG announced a restructuring plan that included closing several coatings manufacturing facilities, including those in Clarkson, Ont., Canada, and Geldermalsen, Netherlands. As part of that plan, PPG closed its Owen Sound, Ont., Canada, glass manufacturing facility and idled one float glass production line at its Mt. Zion, Ill., facility. These prior actions are expected to result in pretax cost savings at an annual run-rate of about $100 million by the end of 2009, and a reduction in employment of 1,357.
“We are managing the company decisively through the current global economic downturn,” Bunch said, “with a focus on lowering our cost structure and retaining our strong liquidity position.”
In addition to its restructuring actions, PPG stated that it has implemented a wide range of cost-reducing and cash-conserving measures, including employee furloughs, salary and bonus actions, and elimination of the company match of employee contributions to 401(k) plans. Capital spending, excluding acquisitions, is being reduced by about 50 percent from the $383 million spent in 2008. Also, based on updated information, PPG estimates that its 2009 pension contributions will be reduced from the $400 million to $500 million expected at the beginning of the year to approximately $350 million.
PPG also announced that it expects first quarter 2009 adjusted earnings per share to be in the range of 10 cents to 15 cents per share, excluding the restructuring charges and the net increase in the current value of the company’s obligation under its proposed asbestos settlement agreement, which is pending court proceedings. Bunch added that the company continues to see significant weakness in its global industrial end-use markets, with even sharper deterioration in Europe. These conditions are negatively impacting results in the company’s Industrial Coatings and Glass segments, several business units in the Performance Coatings segment, and the company’s silicas business unit. He said that the company’s Architectural Coatings EMEA segment is performing at a level near last year’s first quarter, and that the Commodity Chemicals business is expected to post solid results.
About PPG

Pittsburgh-based PPG is a global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass. The company has more than 140 manufacturing facilities and equity affiliates and operates in more than 60 countries. Sales in 2008 were $15.8 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.
Forward-Looking Statements

Statements in this news release relating to matters that are not historical facts are forward-looking statements reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission. Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.
Among these factors are global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, difficulties in integrating acquired businesses and achieving expected synergies there from, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.
Regulation G Reconciliation

PPG Industries believes investors’ understanding of the company’s operating performance is enhanced by the disclosure of earnings per share adjusted for nonrecurring charges. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis. Earnings per share adjusted for these items is not a recognized financial measure determined in accordance with U.S. GAAP and should not be considered a substitute for earnings per share or other financial measures as computed in accordance with U.S. GAAP. In addition, adjusted earnings per share may not be comparable to similarly titled measures as reported by other companies. The following is a reconciliation of projected reported and adjusted earnings per share for the first quarter of 2009:
Regulation G Reconciliation

Range of earnings per share

Projected, First Quarter 2009
(Loss) earnings per share	$(0.79) to (0.74)
Business Restructuring Charge	0.88
Net Charge for Asbestos Settlement	0.01

Adjusted earnings per share	$0.10 to 0.15